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                                                                      EXHIBIT 21

               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES


The following schedule lists the Subsidiaries of Craftmade International, Inc., a Delaware corporation, as of August 31, 2002:


            Corporate Name                                        State of Organization
            --------------                                        ---------------------
Durocraft International, Inc.                                     Texas
C/D/R Incorporated                                                Delaware
Trade Source International, Inc. (TSI)                            Delaware
TSI Prime Asia Limited                                            Hong Kong
Elitex Development Limited                                        Hong Kong
Prime/Home Impressions, LLC
   (in which TSI owns a 50% interest)                             North Carolina
Design Trends, LLC
   (in which Craftmade owns a 50% interest)                       Delaware